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                                                                 EXHIBIT 12.1

                FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARIES
        STATEMENT RE: COMPUTATION OF RATIO OF EBITDA TO INTEREST EXPENSE
                                  (Unaudited)
                                 (in thousands)

                                                  Six months ended
                                                  December 31 1997
                                                  ----------------
Net income                                             $ 19,109
Add: Net interest expense                                11,143
        Income taxes                                      2,856
        Depreciation                                     19,325
        Amortization                                      2,704
                                                       --------
EBITDA                                                   55,137
Add: Other adjustment to EBITDA
          Merger and related expenses                     3,756
          Income from Associated Company                   (650)
                                                       --------
EBITDA after other adjustment                            58,243
                                                       --------

Pro forma Interest expense                               18,783

Ratio of EBITDA to interest expense                        3.10
                                                       ========